SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549
                             _________________________

                                     FORM 8-K/A

                                   CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of the
                          Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported):  February 29, 1996


                               CHITTENDEN CORPORATION
                              (Exact name of Registrant
                               as specified in charter)

Vermont                                0-7974                  03-0228404
(State or other jurisdiction          (Commission            (IRS Employer of
incorporation)                        File Number)           Identification No.)

Two Burlington Square, Burlington, Vermont                     05401
(Address of principal executive offices)                       (Zip Code)

Registrant's telephone number, including area code:  (802) 658-4000

                                     Not Applicable
                             (Former name or former address,
                              if changed since last report.)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

On February 29, 1996, the Company consummated the acquisition of Flagship Bank and Trust Company, an FDIC-insured, Massachusetts trust company ("Flagship"). Flagship stockholders received 1.20 shares of the Company's Common Stock for each share of Flagship Common Stock.

The Company issued 1,386,100 shares of its common stock in connection with this transaction. The Company formed Chittenden Acquisition Bank, an FDIC-insured, Massachusetts trust company ("CAB") which served as the survivor institution in a merger of Flagship into CAB and the resulting company has been named Flagship Bank and Trust Company ("Resulting Flagship").

The terms of the transaction and a description of Flagship are included in the Company's Registration Statement on Form S-4, as amended, filed on November 22, 1995 (File Number 33-64527).

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     (a) Financial Statements of Business Acquired

     (b) Pro Forma Financial Information

     (c) Exhibit

         Attached as an Exhibit hereto is a copy of the Consent of Independent Public Accountants

(a)  Financial Statements of Business Acquired

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders of Flagship Bank and Trust Company:

We have audited the accompanying consolidated balance sheets of Flagship Bank and Trust Company and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1995. These consolidated financial statements are the responsibility of the Bank's manage-ment. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Flagship Bank and Trust Company and subsidiaries as of December 31, 1995 and 1994, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

As discussed in Notes 1 and 3 to the consolidated financial statements, effective January 1, 1994, the Bank changed its method of accounting for invest-ment securities.

s/ARTHUR ANDERSEN LLP

Boston, Massachusetts
March 7, 1996



                  FLAGSHIP BANK AND TRUST COMPANY AND SUBSIDIARIES
                            CONSOLIDATED BALANCE SHEETS
                             DECEMBER 31, 1995 AND 1994

                                                   1995             1994
                                                -------------------------------
ASSETS
Cash and due from banks                         $15,652,907       $11,113,230
    Short term investments                        1,000,000         1,000,000
    Federal funds sold                            1,088,818         1,565,768
    Investments held-to-maturity
     (Market value $33,013,938 in 1995 and
      $31,016,068 in 1994)                       33,690,874        33,391,088
      (Notes 1 and 3)
    Investments available-for-sale
      (Notes 1 and 3)                            46,189,761        49,281,608
    Federal Home Loan Bank stock                  1,225,700           852,000
    Loans (Notes 1, 4, 10 and 11)               167,372,636       142,819,065
        Allowance for possible loan losses       (2,968,700)       (3,064,063)
                                               --------------------------------
        Net Loans                               164,403,936       139,755,002
    Bank premises and equipment, net
        (Notes 5 and 9)                           6,313,865         4,706,077
    Other real estate owned, net (Note 1)           754,465           853,465
    Other assets (Note 8)                         3,249,933         3,620,133
                                               --------------------------------
        TOTAL ASSETS                           $273,570,259       246,138,371
                                               ================================
LIABILITIES AND STOCKHOLDERS  EQUITY
    Deposits:
      Demand                                   $ 50,630,018        44,165,790
      Savings                                   124,762,303       132,202,936
      Certificates of deposit over $100,000
        (Note 6)                                 15,393,796         8,499,708
     Other Certificates of Deposit               29,962,228        20,659,882
                                               --------------------------------
        Total deposits                          220,748,345       205,528,316
    Borrowed funds (Note 7)                       3,098,102         4,098,102
    Customer repurchase agreements (Notes 3      28,391,323        19,212,121
    and 7)
    Obligation under capitalized lease (Note      1,484,335         1,429,945
    9)
    Other liabilities                             2,633,300           858,176
                                               --------------------------------
        TOTAL LIABILITIES                      $256,355,405      $231,126,660

  Stockholders  equity:
   Preferred Stock, $1 par value -
    Authorized - 10,000 shares;
    None issued (Note 12)
  Common Stock, $2.815 par value -
   Authorized - 5,000,000 shares; Issued -
   1,113,144 at December 31, 1995 and 1994;
   Outstanding - 1,085,600 shares at
   December 31, 1995 and 1,085,600 shares at
   December 31, 1994. (Notes 14 and 16)          3,133,500         3,133,500
  Surplus                                       11,969,457        10,856,742


  Retained earnings                              2,168,109         2,366,389
    Treasury Stock, at cost - 27,544 shares
      at December 31, 1995 and 1994               (121,807)         (121,807)
    Net unrealized gain/(loss) on securities
    available-for-sale                              65,595        (1,223,113)
                                               --------------------------------
    Total stockholders  equity                   17,214,854        15,011,711
                                               --------------------------------
    TOTAL LIABILITIES AND STOCKHOLDERS
     EQUITY                                    $273,570,259      $246,138,371
                                               ================================


The accompanying notes are an integral part of these consolidated financial statements.


                FLAGSHIP BANK AND TRUST COMPANY AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF INCOME
              FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

                                            1995        1994         1993
                                        ---------------------------------------
Interest Income:
 Interest and fees on loans (Note 1)    $14,733,462  $11,257,195  $10,054,389
 Interest and dividends on
  investment securities                   5,133,707    4,424,803    3,690,695
 Interest on interest-bearing
  deposits and federal funds sold           202,721      687,360      341,348
                                        ---------------------------------------
   Total interest income                 20,069,890   16,369,358   14,086,432
                                        ---------------------------------------
Interest Expense:
 Interest on deposits                     5,422,602    4,209,978    4,284,445
 Interest on customer repurchase
  agreements                                966,920      407,758      208,525
 Interest on borrowed funds                 428,291      317,998      327,774
                                        ---------------------------------------
  Total interest expense                  6,817,813    4,935,734    4,820,744
                                        ---------------------------------------
       Net interest income               13,252,077   11,433,624    9,265,688

Provision for Possible Loan Losses
 (Notes 1 and 4)                          1,050,000    1,200,000    1,535,000
                                        ---------------------------------------
 Net interest income after
  provision for possible loan lossses    12,202,077   10,233,624    7,730,688
                                        ---------------------------------------

Noninterest Income:
 Service charges on deposits                777,237      605,562      576,606
 Gain on sales of loans                      35,739      144,664      664,082
 Gain on sales of O.R.E.O.                    6,546        5,954       60,877
 Net gain on sales of securities
  (Notes 1 and 3)                             6,508      160,735      561,270
 Other noninterest income                   477,304      666,428      404,920
                                        ---------------------------------------
  Total noninterest income                1,303,334    1,583,343    2,267,755

Noninterest Expenses:
 Salaries and benefits (Notes 15
  and 17)                                 4,217,719    3,350,808    2,573,786
 Net occupancy expense (Note 9)           1,040,943      902,318      796,681
 Equipment and furniture expense            719,135      682,768      658,833
 Loss on sale of O.R.E.O.                     3,627           --       14,101
 Other real estate owned expense             57,567       90,521      850,437
 Merger expenses (Note 20)                1,703,430           --           --
 Other operating expenses (Note 19)       3,154,277    2,791,646    2,531,881
                                        ---------------------------------------
  Total noninterest expenses             10,896,698    7,818,061    7,425,719
                                        ---------------------------------------
Income before taxes                       2,608,713    3,998,906    2,572,724
Income Taxes (Notes 1 and 8)              1,363,168    1,498,903      667,349
                                        ---------------------------------------
Net Income                              $ 1,245,545  $ 2,500,003  $ 1,905,375
                                        =======================================

Earnings per share                      $      1.15  $      2.31  $      1.76
                                        =======================================
Weighted average number of common
 shares outstanding                       1,159,753    1,082,100    1,079,600
                                        =======================================

The accompanying notes are an integral part of these consolidated financial statements.

                  FLAGSHIP BANK AND TRUST COMPANY AND SUBSIDIARIES
                  CONSOLIDATED STATEMENTS OF STOCKHOLDERS  EQUITY
                FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
                                                                                                    Unrealized
                                                                                                    Gain/(Loss)
                                  Class A                                  Retained                 on            Total
                                   Common        Common                    (Deficit)    Treasury    Securities    Stockholders
                                   Stock         Stock        Surplus      Earnings     Stock       Available     Equity
                                                                                                    For Sale
                                 ---------------------------------------------------------------------------------------------
Balance, December 31, 1992       $     98    $ 2,912,376    $11,645,383   $(2,038,989)  $ (196,417)       --      $12,322,451
Net Income                                                                  1,905,375                               1,905,375
Repurchase of common stock                                                                  (6,000)                    (6,000)
Cash dividends declared                                        (269,900)                                             (269,900)
                                 ----------------------------------------------------------------------------------------------
Balance, December 31, 1993             98      2,912,376     11,375,483      (133,614)    (202,417)       --       13,951,926

Net Income                                                                  2,500,003                               2,500,003
Sale of Treasury Stock                                                                      80,610                     80,610
Cash dividends declared                                                      (297,715)                               (297,715)
Cumulative effect of adoption of
 SFAS No 115, net of related
  taxes at January 1, 1994                                                                              391,917       391,917
Change in unrealized loss
 on securities classified as available                                                               (1,615,030)   (1,615,030)
 for sale, net of related taxes
Conversion of class A common
 stock to common stock               (98)        221,124       (221,026)                                                   --
                                 --------------------------------------------------------------------------------------------------
Balance, December 31, 1994       $    --       3,133,500    $11,154,457    $2,068,674    $(121,807) $(1,223,113)  $15,011,711

Net Income                                                                  1,245,545                               1,245,545
Cash dividends declared                                                      (331,110)                               (331,110)
Transfer authorized by
 Commissioner of Banks                                          815,000      (815,000)
Change in unrealized loss on
 securities classified as available-
 for-sale, net of related taxes                                                                       1,288,708     1,288,708
                                 --------------------------------------------------------------------------------------------------
Balance, December 31, 1995       $    --     $3,133,500     $11,969,457    $2,168,109    $(121,807) $    65,595   $17,214,854
                                 ==================================================================================================

The accompanying notes are an integral part of these consolidated financial statements.

                                               FLAGSHIP BANK AND TRUST COMPANY AND SUBSIDIARIES
                                                    CONSOLIDATED STATEMENTS OF CASH FLOWS
                                             FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

                                                       1995                   1994                   1993
                                                   ----------------------------------------------------------
Cash Provided by Operating Activities:
Net Income                                         $ 1,245,545             $  2,500,003            1,905,375
Adjustments to reconcile net income to net
 cash provided by operating activities:
Depreciation and amortization                           595,702                 844,767               463,263
Provision for possible loan losses                    1,050,000               1,200,000             1,535,000
Provision for O.R.E.O. losses                                --                  79,500               509,422
Gain on sale of investments                              (6,508)               (160,735)             (561,270)
Gain on sale of loans                                   (35,739)               (121,519)             (664,082)
Proceeds from sale of loans                           6,249,038              13,901,922            42,417,986
Originations of loans held for sale                  (6,213,299)            (13,780,403)          (41,753,904)
Gain on sale of other real estate owned                  (2,919)                 (5,954)              (46,776)
Increase in FederalHome Loan Bank stock                (373,700)                      --                    --
Increase in other assets                               (505,941)               (729,997)             (276,780)
Increase (decrease) in other liabilities              1,829,512                (747,132)            1,047,042
                                                   ------------------------------------------------------------
Total adjustments                                     2,586,146                 480,449             2,669,901
                                                   ------------------------------------------------------------
Net cash provided by operating activities             3,831,691               2,980,452             4,575,276
                                                   ------------------------------------------------------------
Cash Flow Used in Investing Activities:
Net decrease (increase) in short-term investments
 and federal funds sold                                 476,951              23,997,820           (24,534,015)
Proceeds from sales and maturities
 of investment securities                                    --                      --            41,327,826
Purchase of investment securities                            --                      --           (57,267,667)
Proceeds from sales of securities
 available for sale                                   2,299,793              13,264,578                    --
Proceeds from maturing securities
 and principal payments on securities
 available for sale                                   8,097,367               3,819,981                    --
Purchase of securities available for sale            (5,058,132)            (28,914,544)                   --
Proceeds from maturing securities and
 principal payments on securities
 held to maturity                                     5,658,395               9,701,747                    --
Purchase of securities held to maturity              (6,034,006)            (12,668,131)                   --
Net (increase) decrease in loans                    (25,698,933)            (17,066,004)             6,724,347
Capital expenditures                                 (2,203,490)             (1,270,160)              (316,671)
Proceeds from sale of other real estate owned           101,917                 428,647              1,068,165
                                                   ------------------------------------------------------------
Net cash used in investing activities               (22,360,138)             (8,706,066)           (32,998,015)
                                                   ------------------------------------------------------------
Cash Flow Provided By Financing Activities:
Net increase in deposits                             15,220,030               4,443,019             26,055,227
Net increase in customer repurchase agreements        9,179,202               8,093,837              4,373,389
Proceeds from borrowed funds                         (1,000,000)             (2,000,000)            (3,300,145)
Repurchase of common stock                                   --                      --                 (6,000)
Dividends paid                                         (331,108)               (297,715)              (269,900)
Sale of Treasury stock                                       --                  80,610                     --
                                                   -------------------------------------------------------------
Net cash provided by financing activities            23,068,124              10,319,751             26,852,571
                                                   -------------------------------------------------------------
Net increase (decrease) in cash
 and cash equivalents                                 4,539,677               4,594,137             (1,570,168)

Cash and cash equivalents at
 beginning of year                                   11,113,230               6,519,093              8,089,261
                                                   -------------------------------------------------------------
Cash and cash equivalents at
 end of year                                       $ 15,652,907            $ 11,113,230            $ 6,519,093
                                                   =============================================================
Supplemental Disclosures
 Interest paid                                     $  6,149,191            $  4,387,541            $ 4,346,443
 Income taxes paid                                 $  1,468,456            $  1,346,000            $    91,412
 Transfers to other real estate owned              $         --            $    822,583            $ 1,535,472

Disclosure of Accounting Policy:
 For purposes of reporting cash flows, cash and cash equivalents include cash on hand and amounts due from banks.

The accompanying notes are an integral part of these consolidated financial statements.

                         FLAGSHIP BANK AND TRUST COMPANY AND SUBSIDIARIES
                            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                           DECEMBER 31, 1995

(1)  Summary of Significant Accounting Policies

BASIS OF PRESENTATION AND CONSOLIDATION

The accompanying consolidated financial statements include the accounts of Flagship Bank and Trust Company and its wholly owned subsidiaries, Admiral Properties, Incorporated and Flagship Securities Corporation (the Bank). All significant inter-company balances and transactions have been eliminated in consolidation.

USES OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting periods.
Actual results could vary from these estimates. Material estimates that are particularly susceptible to change relate to the determination of the allowance for possible loan losses and the valuation of Other Real Estate Owned.

INVESTMENT SECURITIES

Effective January 1, 1994, the Bank adopted the provisions of the Financial Accounting Standards Board (FASB) Statement of Financial Accounting Standards
(SFAS) No. 115, Accounting for Certain Investments in Debt and Equity Securities. As provided under SFAS No. 115, financial statements for periods prior to January 1, 1994 have not been restated.

Under the provisions of SFAS No. 115, investments in debt securities that management has the positive intent and ability to hold to maturity are classified as held-to-maturity and carried at amortized cost. Debt and equity securities that are bought and held principally for the purpose of selling in the near term are classified as trading securities. Unrealized gains and losses for trading securities shall be included in earnings. No securities were classified as trading during 1995. Debt and equity securities not classified as held-to-maturity or trading are classified as available-for-sale and carried at fair value. The net unrealized gains or losses on securities classified as available-for-sale is reported, net of tax, as a separate component of stockholders equity.

The cumulative effect of adopting SFAS No. 115 was a net unrealized gain of $391,917, net of the income tax of $283,367; related to $49,539,167 of securities that the Bank classified as available-for-sale.

Prior to January 1, 1994, securities that management had the intent and ability to hold for the foreseeable future were carried at amortized cost. Debt securities held-for-sale were stated at amortized cost. Equity securities were stated at the lower of aggregate amortized cost or market value and net unrealized losses considered temporary in nature were shown as reductions of stockholders equity.

Premiums and discounts on investments securities are amortized and accreted, respectively, using the straight-line method, which approximates effective yield.

LOANS

Interest income is accrued based on the principal amount of loans outstanding. When management determines that significant doubt exists as to the collecta-bility of principal or interest on a loan, the loan is placed on nonaccrual status. In addition, all loans past due 90 days or more as to principal or interest are placed on nonaccrual status except those loans which, in management's judgment, are fully secured and in the process of collection. Interest accrued but not received on such loans is reversed and charged against current operations. Interest on nonaccrual loans is recognized only when received. Loans are restored to accrual status when the borrower has brought the loan current and demonstrated the ability to make future payments of principal and interest as scheduled.

Nonrefundable loan origination and commitment fees and related loan origination costs are deferred and amortized over the lives of the loans originated. All origination and commitment fees collected are initially deferred, as are the incremental costs of completed loans. Net deferred fees amounted to approximately $173,300 at December 31, 1995 and $27,000 at December 31, 1994, and are being amortized into income as yield adjustments over the contractual lives of the related loans using the interest method.

In May 1993, the FASB issued SFAS No. 114, Accounting by Creditors for Impairment of a Loan, as amended by SFAS No. 118 (SFAS No. 114, as amended), which is effective for fiscal years beginning after December 15, 1994. SFAS No. 114, as amended, addresses the accounting by creditors for impairment of certain loans by requiring that the carrying value of impaired loans, as defined, be measured based on the present value of expected future cash flows discounted at the loan s effective interest rate or the fair value of the collateral if the loan is collateral-dependent. This statement also amends SFAS No. 15, Accounting by Debtors and Creditors for Troubled Debt Restructuring, to require a creditor to measure all loans that are restructured in a troubled debt restructuring involving a modification of terms in accordance with this statement. As a result of adopting these statements, no additional provision for possible loan losses was required as of January 1, 1995.

PROVISION AND ALLOWANCE FOR POSSIBLE LOAN LOSSES

The provision for possible loan losses is based on management's evaluation of the level of the allowance required in relation to the estimated loss exposure in the loan portfolio. Procedures employed in considering the reserve requirements include continuous reviews of loans by the credit department of the Bank, management's evaluation of current economic conditions and the results of examinations by regulatory authorities. Ultimate losses may vary from current estimates. These estimates are reviewed periodically and, as adjustments become necessary, they are reported as a charge against earnings in the period in which they become known. Loans are charged off to the allowance for possible loan losses when, in the opinion of management, such loans are deemed to be uncollectible.

FINANCIAL INSTRUMENTS WITH OFF-BLANCE SHEET RISK AND CONCENTRATION
OF CREDIT RISK

In the normal course of business the Bank is a party to financial instruments with off-balance sheet risk to meet the financing needs of its customers. As discussed in Note 10, these financial instruments include firm commitments to extend credit and stand-by letters of credit which involve, to varying degrees, elements of credit and interest rate risk in excess of the amounts recognized in the balance sheet. The Bank uses the same credit policies in making such commitments as it does for on-balance sheets instruments. Commitments to extend credit are binding agreements to lend to a customer as long as there is no violation of any condition in the contract. Stand-by letters of credit are obligations to make payments under certain conditions to meet contingencies related to customers' contractual agreements and are subject to the same risk, credit review, and approval process as a loan. The Bank has established internal lending limits applicable to a single borrower or a related group of borrowers to minimize risk and control exposure by obligor, industry, loan type and other credit concentrations.

BANK PREMISES AND EQUIPMENT

Bank premises and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation and amortization are computed using the straight-line method. Bank premises are depreciated over 50 years, and furniture and equipment are depreciated over 3 to 10 years. Leasehold improvements are amortized over the shorter of the useful life of the asset or the remaining expected term of the lease.

OTHER REAL ESTATE LOANED

Real estate acquired by foreclosure is initially recorded at the lower of cost (principal and accrued interest on the former mortgage loan plus costs of obtaining title and possession) or estimated fair value less cost to sell. During the holding period, foreclosed real estate is periodically appraised and the recorded value is adjusted, if necessary, if such recorded value exceeds the estimated fair value less cost to sell.

INCOME TAXES

The Bank provides for income taxes using the liability method. Under the liability method, deferred taxes are recognized for the future tax consequences of the differences between the financial statement and tax bases of assets and liabilities using the enacted tax rates. Deferred income tax expense (benefit) is based upon the changes in the assets or liabilities from period to period.

EARNINGS PER SHARE

Earnings per share is computed using the weighted average number of shares of Common Stock and Common Stock equivalents outstanding. Common Stock equivalents consist of dilutive outstanding stock options computed under the treasury stock method.

DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

In Footnote 18, the Bank discloses certain fair value information about financial instruments, whether or not recognized on the balance sheet, for which it is practicable to estimate that value. In cases where quoted market values are not available, fair values are based upon estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instrument. The carrying amounts reported on the balance sheet for cash and due from banks, short term investments and federal funds sold approximate those assets' fair values. This disclosure excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Bank.

(2)  Capital and Regulatory Matters

Banking regulators have classified and defined bank capital into the following components: (1) Tier I capital which includes tangible stockholders' equity for common stock and certain perpetual preferred stock and (2) Tier II capital which includes a portion of the allowance for possible loan losses, certain qualifying long-term debt and preferred stock which does not qualify for Tier I capital.
In addition, they have implemented risk-based capital guidelines which require a bank to maintain certain minimum capital as a percent of such bank's assets and certain off-balance sheet items adjusted for predefined credit risk factors (risk-adjusted assets). As of December 31, 1995, the Bank was required to maintain a minimum Tier I capital of 4.0% and combined Tier I and Tier II capital ratios of 8.0%. As of December 31, 1995, the Bank's Tier I and combined Tier I and II risk-based capital ratios were 9.75% and 11.00%, respectively.

In addition to the risk-based guidelines discussed above, the banking regulators require that a bank which meets the regulators' highest performance and operations standards maintain a minimum leverage ratio (Tier I capital as a percent of tangible assets) of 3%. For those banks with higher levels of risk or that are experiencing or anticipating significant growth, the minimum leverage ratio will be proportionately increased. Minimum leverage ratios for each bank will be evaluated through the ongoing regulatory examination process. As of December 31, 1995, the Bank has a leverage ratio of 6.58%. The Bank presently exceeds all of its regulatory capital requirements.

(3)  Investment Securities

The amortized cost and estimated market values of investment securities held-to-maturity are as follows:

                                                                           December 31, 1995
                                               -----------------------------------------------------------------------
                                                                        Gross            Gross              Estimated
                                                  Amortized           Unrealized       Unrealized             Market
                                                    Cost                 Gains           Losses               Value
                                               ------------------------------------------------------------------------
U.S. Government Agency obligations             $   297,686            $   408          $    (879)         $   297,215
Obligations of states and political
 subdivisions                                    3,476,382                 --                 --            3,476,382
Corporate securities                                    --                 --                 --                   --
Mortgage-backed securities                      29,816,806             42,774            (719,239)         29,140,341
Other debt securities                              100,000                 --                  --             100,000
                                               -------------------------------------------------------------------------
Total investment securities
 held-to-maturity                              $33,690,874            $43,182        $   (720,118)         $33,013,938
                                               =========================================================================


The amortized cost and estimated market values of investment securities available-for-sale are as follows:

                                                                                 December 31, 1995
                                                ------------------------------------------------------------------------
U.S. Government Agency obligations              $27,665,448          $250,347        $    (31,514)         $27,884,281
Corporate securities                              1,051,845                --              (4,669)           1,047,176
Mortgage-backed securities                       17,355,214            37,037            (133,947)          17,258,304
                                                ------------------------------------------------------------------------
Total investment securities
 available-for-sale                             $46,072,507          $287,384         $  (170,131)         $46,189,761
                                                ========================================================================


                                                                                 December 31, 1994

                                                                         Gross                Gross        Estimated
                                                   Amortized            Unrealized           Unrealized     Market
                                                     Cost                Gains                Losses        Value
                                                  --------------------------------------------------------------------
U.S. Government Agency obligations                 $    403,348        $ 1,855            $    (6,346)    $   398,857
Obligations of states and political
 subdivisions                                         2,906,190             --                      --      2,906,190
Corporate securities                                         --             --                      --             --
Mortgage-backed securities                           29,991,550             --             (2,370,529)     27,621,021
Other debt securities                                    90,000             --                      --         90,000
                                                  ---------------------------------------------------------------------
Total investment securities
 held-to-maturity                                  $ 33,391,088        $ 1,855            $(2,376,875)    $31,016,068
                                                  =====================================================================


The amortized cost and estimated market values of investment securities available-for-sale are as follows:


                                                                                 December 31, 1994
                                                  ---------------------------------------------------------------------
U.S. Government Agency obligations                  $ 29,239,686      $     --            $  (816,921)    $28,422,765
Corporate securities                                   1,056,803            --                (45,968)      1,010,835
Mortgage-backed securities                            21,032,713            --             (1,184,705)     19,848,008
Other debt securities                                         --            --                      --             --
                                                  ---------------------------------------------------------------------
Total investment securities
 available-for-sale                                 $ 51,329,202       $     0            $(2,047,594)    $49,281,608
                                                  =====================================================================

The amortized cost of debt securities at December 31, 1995 by contractual maturity, are shown below.

                                                Held-to-maturity                                   Available-for-sale
                                  ----------------------------------------------------------------------------------------------
                                                     Estimated         Percent                        Estimated         Percent
                                  Amortized            Market            of         Amortized           Market            of
                                     Cost              Value            Total         Cost              Value            Total
                                  ----------------------------------------------------------------------------------------------
Due in one year or less           $ 3,494,068       $ 3,493,597         90.19%      $14,341,369       $14,391,630       49.94%

Due after one year through
 five years                           290,000           290,000          7.49%       10,328,952        10,478,046       35.97%

Due after five years
 through ten years                     80,000            80,000          2.07%        2,250,000         2,255,625        7.84%

Due after ten years                    10,000            10,000          0.26%        1,796,972         1,806,156        6.26%
                                  -----------------------------------------------------------------------------------------------
                                    3,874,068         3,873,597         100.0%       28,717,293        28,931,457       100.0%

Mortgage-backed securities         29,816,806        29,140,341                      17,355,214        17,258,304
                                  -----------------------------                     ------------------------------
                                   33,690,874        33,013,938                      46,072,507        46,189,761
                                  =============================                     ==============================

                                     1995          1994           1993
                                 -----------------------------------------
Proceeds from sales of
 investment securities           $2,299,793    $13, 264,578    $23,605,026
Gross gains realized on
 investment sales                $   12,501    $    225,430    $   570,666
Gross losses realized on
investment sales                 $    5,993    $     64,695    $     9,396

Securities in the amount of $34,595,000 are pledged to secure customer repurchase agreements, debtor in possession accounts , and treasury tax and loan liabilities.

(4)  Total Loans and Reserve for Possible Loan Losses

The composition of total loans at December 31, 1995 and 1994 is as follows:

                                      1995                   1994
                                 ------------------------------------
Commercial                       $ 46,255,948           $ 41,611,098

Real Estate
 Construction                      11,668,422             11,531,732
 Commercial                        51,588,342             43,920,202
 Residential                       51,889,384             37,502,843

Consumer                            5,970,540              8,253,190
                                 ------------------------------------
                                 $167,372,636           $142,819,065
                                 ====================================


As of December 31, 1995, 1994 and 1993, the Bank had loans in the amounts of $621,749, $354,938 and $1,235,549, respectively, on nonaccrual status. Had non-accrual loans been accruing interest, interest income would have been higher by approximately $39,800, $182,000 and $251,000 in 1995, 1994 and 1993,
respectively.

An analysis of the allowance for possible loan losses for the years ended December 31, 1995, 1994 and 1993 is as follows:

                                    1995            1994             1993
                                ----------------------------------------------
Balance, January 1,             $ 3,064,063      $ 2,755,411      $ 3,019,936
Provision for possible
 loan losses                      1,050,000        1,200,000        1,535,000

Charge-offs                      (1,185,275)      (1,009,719)      (1,875,481)

Recoveries                           39,912          118,371           75,956
                                ----------------------------------------------
Net charge-offs                  (1,145,363)        (891,348)      (1,799,525)
                                ----------------------------------------------
Balance, December 31,           $ 2,968,700      $ 3,064,063      $ 2,755,411
                                ==============================================

In the ordinary course of business, the Bank sells real estate loans without
recourse to federal agencies.   Generally, the Bank services the loans sold and
earns an annual servicing fee ranging from 1/4% to 1% per annum based upon the monthly outstanding balances of the portfolio serviced. Total loans serviced were approximately $79,562,268 as of December 31, 1995.

At December 31, 1995, the recorded investment in loans that are considered to be impaired under SFAS 114 was $722,085. Included in this amount is $6,474 of impaired loans for which the related allowance for possible loan losses is $3,450 and $715,611 of impaired loans for which no specific allowance for possible loan losses has been allocated. The average recorded investment in impaired loans during the year ended December 31, 1995 was approximately $790,173. For the year ended December 31, 1995, interest income on impaired loans totaled $35,300.

(5)  Bank Premises and Equipment

Bank premises and equipment at December 31, 1995 and 1994 are summarized as follows:

                                          1995                 1994
                                       -------------------------------
Land                                   $1,500,700         $  1,663,350
Buildings                               3,278,888            1,883,233
Leasehold improvements                    561,339              515,884
Furniture, fixtures and equipment       3,147,501            2,527,987
                                       --------------------------------
                                        8,488,428            6,590,454
Less - Accumulated
 depreciation and amortization          2,174,563            1,884,377
                                       --------------------------------
                                       $6,313,865         $  4,706,077
                                       ================================

(6)  Certificates of Deposit

The following table shows the maturity distribution of the bank s certificates of deposit in excess of $100,000 at December 31, 1995 and 1994:

                                          1995                   1994
                                      ----------------------------------
Less than three months                $10,615,245          $  5,425,647
Three to six months                     1,915,716             2,011,481
Six to nine months                      1,370,524               856,580
Nine to twelve months                     705,700               206,000
Over twelve months                        786,611                    --
                                      ----------------------------------
                                      $15,393,796          $  8,499,708
                                      =================================

(7)  Borrowed Funds and Customer Repurchase Agreements

Borrowed funds at December 31, 1995 and 1994 are summarized as follows:

                                            1995                  1994
                                      ----------------------------------
FHLB Term Advances                    $ 3,000,000          $  4,000,000
FHLB Affordable Housing
 Program Advances                          98,102                98,102
                                      ----------------------------------
                                      $ 3,098,102          $  4,098,102
                                      ==================================

A summary of term advances from the Federal Home Loan Bank ( FHLB ) by maturity is as follows:

                1995                                     1994
- --------------------------------------------------------------------------------
Maturity Date      Rate    Amount       Maturity Date      Rate       Amount
- --------------------------------------------------------------------------------
October 3, 1996    5.79%  $3,000,000    April 19, 1995     5.57%     $1,000,000
                                        July 3, 1995       5.43%      3,000,000
                          ----------                                 -----------
                          $3,000,000                                 $4,000,000
                          ==========                                 ===========

The following information relates to FHLB borrowings:

                                     1995               1994            1993
                                    ------------------------------------------
                                                   (in thousands)
Average balance outstanding
 during the year                     $ 7,162          $ 5,954         $ 6,065
Average rate during the year            5.96%            5.34%           5.40%
Maximum amount outstanding
 at any month-end                    $12,725          $ 6,098         $ 6,098

The following information relates to Customer Repurchase Agreements:

                                      1995              1994            1993
                                     ------------------------------------------
                                                    (in thousands)
Average balance outstanding
 during the year                     $26,950          $18,741         $15,940
Average rate during the year            3.59%            2.17%           1.31%
Maximum amount outstanding
 at any month-end                    $30,791          $27,744         $15,741

(8)  Income Taxes

The Bank's tax provision for the years ended December 31, 1995, 1994 and 1993 consisted of the following components:

                                      1995              1994            1993
                                  ---------------------------------------------
Current Taxes:
 Federal                          $1,171,391          $1,158,140     $  706,538
 State                               144,805             244,166        408,826
                                  ---------------------------------------------
                                  $1,316,196          $1,402,306     $1,115,364
Deferred (prepaid) tax:
 Federal                          $   28,864          $  109,624     $ (446,130)
 State                                18,108             (13,027)        (1,885)
                                  ----------------------------------------------
                                  $   46,972          $   96,597     $ (448,015)
                                  ----------------------------------------------
           Total                  $1,363,168          $1,498,903     $  667,349
                                  ==============================================

The reason for the difference between the effective tax rate and the corporate statutory federal income tax rate are as follows:

                                      1995                   1994        1993
                                  ----------------------------------------------
Income tax provision at
 statutory rate:                  $   886,962         $1,359,628      $ 874,726
Increase (decrease)
 resulting from:
  State taxes, net of
   federal tax benefit                104,114            152,552        268,581
  Interest on municipal
   securities                         (55,680)           (37,366)       (22,090)
  Merger Expense                      440,632                  --             --
  Change in valuation
   allowance                             (257)            28,069       (438,098)
  Other, net                          (12,603)            (3,980)       (15,770)
                                  ----------------------------------------------
                                   $1,363,168         $1,498,903      $ 667,349
                                  ==============================================

At December 31, 1995 and 1994, the Bank's net deferred tax asset included in other assets in the accompanying balance sheets consisted of the following components:
                                           1995                 1994
                                        ------------------------------
Assets
Allowance for possible
 loan losses                            $ 344,461          $    515,023
OREO writedowns                            28,436                 3,871
Net deferred loan fees                     30,296                11,070
Origination costs                         123,227               123,227
State net operating loss
 carry forward                             84,704                95,465
Unrealized loss on securities
 available for sale                            --               824,481
Other                                      82,286                50,912
                                         -------------------------------
Deferred tax asset                        693,410             1,624,049

Liabilities
Depreciation and amortization            $(71,487)          $  (130,416)
Unrealized gain on securities
 available for sale                       (51,658)                    --
                                         --------------------------------
Deferred tax liability                   (123,145)             (130,416)
                                         --------------------------------

Valuation allowance                       (91,412)              (91,669)
                                         --------------------------------
Net deferred tax asset                   $478,853           $ 1,401,964
                                         ================================


(9)  Lease Commitments

The Bank has operating lease commitments for certain banking facilities and certain equipment, and a capital lease for land. The future minimum payments under such leases are as follows:

  Year Ending December 31,         Capital Leases          Operating Leases
  --------------------------------------------------------------------------
         1996                          79,890                    662,453
         1997                          83,485                    665,405
         1998                          87,240                     75,405
         1999                          44,580                     69,144
         2000                       1,710,000                     69,144
                                  ------------------------------------------
Total minimum lease payments        2,005,195                  1,541,551
                                  ------------------------------------------
Amounts representing interest         520,860                         --
                                  ------------------------------------------
Present value of net minimum
lease payments                     $1,484,335                 $1,541,551
                                  ==========================================

Rent expense amounted to approximately $665,300 in 1995, $671,600 in 1994 and $637,900 in 1993.

(10)  Commitments and Contingencies

In the normal course of business, the Bank enters into various commitments, such as commitments to extend credit and guarantees which are not reflected in the accompanying financial statements. No losses are anticipated as a result of these transactions.

Commitments outstanding as of December 31, 1995 and 1994 are as follows:

                                           1995                   1994
                                       -----------------------------------
Commitments to originate loans         $12,902,000            $10,702,000
Unused Lines of credit                  39,532,000             19,409,000
Standby letters of credit                  812,000              1,188,000
Unadvanced portions of
 construction loans                      1,538,000              3,180,000
                                       -----------------------------------
Total commitments outstanding          $54,784,000            $34,479,000
                                       ===================================

(11)  Related Party Transactions

In the ordinary course of business, the Bank has granted loans to certain directors and officers. All such transactions are on substantially the same terms as those prevailing for individuals not affiliated with the Bank and do not involve more than the normal risk of collectability.

An analysis of loans in excess of $60,000 to directors and officers for the years ended December 31, 1995 and 1994 is as follows:

                                            1995                     1994
                                        -------------------------------------
    Balance, January 1,                  $4,158,634               $ 3,468,701
     Additions                                   --                 4,013,224
     Repayments                          (2,823,722)               (3,323,291)
                                        --------------------------------------
    Balance, December 31,                $1,334,912               $ 4,158,634
                                        ======================================

(12) Preferred Stock

The Bank may issue preferred stock in one or more series and may fix and state the voting powers, designations, preferences and other features. There were no outstanding issues at December 31, 1995.

(13)  Class A Common Stock

During 1993, the Bank exceeded the defined cumulative net operating profits (after tax) required to effect the conversion of Class A Common Stock into Common Stock. On April 22, 1994, shares of the Class A Common Stock were converted into shares of Common Stock on a one-for-two basis after receiving written approval of the Commissioner of Banks to effect the conversion.

(14)  Common Stock

On March 22, 1995, the Bank declared a stock split effected in the form of a 100% stock dividend to be distributed May 12, 1995 to shareholders of record April 28, 1995.

On April 28, 1994 the Bank's stockholders approved a 2-for-1 stock split on the Bank's common stock, and an increase in the number of authorized shares to 5,000,000, subject to approval of the Massachusetts Commissioner of Banks. The approval was received on May 17, 1994.

Effective July 31, 1993 the Bank s Board of Directors approved a 2-for-1 stock split on the Bank s Common Stock effected in the form of a stock dividend.

The accompanying consolidated financial statements and notes have been retroactively restated for all periods presented to reflect these stock splits.

DIVIDEND DECLARATIONS

On February 5, 1996 the Bank declared a cash dividend of $.1525 per share payable on February 12, 1996 to shareholders of record February 5, 1996.

(15)  Thrift Plan

The Bank has a thrift plan which offers employees a program of savings and investments funded by their contributions and those of the Bank. Thrift plan expense amounted to approximately $105,700 in 1995, $61,600 in 1994 and $47,100 in 1993.

(16)  Stock Option Plan

The Bank has an incentive stock option plan (the Plan) for the benefit of officers and other full-time employees. The Plan allows for the issuance of qualified and nonqualified stock options. Under the Plan, 200,000 shares of authorized but unissued Common Stock have been reserved. The exercise price of an option under the Plan may not be less than 100% of fair market value of the
shares of Common Stock on the date the option is granted.   The Board, at its
discretion, may provide that an option shall be exercisable during any specified period of time from the date such option is granted, not to exceed ten years from the date of the grant. During 1988, 4,000 qualified options were granted at an exercise price of $13.13 per share. During 1993, 18,304 qualified options were granted at an exercise price of $9.38 per share. These options were granted with cumulative vesting over a five-year period in increments of 20% annually. Also in 1993 40,000 incentive options were granted at an exercise price of $8.75 per share. These options will partially vest on an annual basis if the bank meets or exceeds its yearly budgeted net income and/or become fully vested on the fifth anniversary of the option grant date. Through December 31, 1995, 31,280 of the 40,000 incentive options have vested. In 1994, 16,000 options were granted at an excercise price of $13.50 per share. These options were exercisable upon issuance. During 1995, 25,000 incentive options were granted at an exercise price of $17.50 per share. Options outstanding under the plan totaled 116,236 at December 31, 1995. These options were exercisable upon issuance.

During 1988, 15,792 nonqualified options were granted at an exercise price of $12.50 per share.

None of the above-noted options had been exercised at December 31, 1994.

Information regarding the Company s stock option plans is summarized as follows:

                                                   Option Price
                               Options             Per Share
                            --------------------------------------------
December 31, 1992              19,792              $12.500 - 13.125
  Granted                      58,304                8.750 -  9.375
  Exercised                        --
  Expired                          --
                            --------------------------------------------

December 31, 1993               78,096              $12.500 - 13.125
  Granted                       16,000               13.500 - 13.500
  Exercised                         --
  Expired                        1,144                9.375 -  9.375
                            --------------------------------------------

December 31, 1994               92,952              $ 8.750 - 13.500
  Granted                       25,000               17.500 - 17.500
  Exercised                         --
  Expired                        1,716                9.375 -  9.375
                            --------------------------------------------

December 31, 1995              116,236              $ 8.750 - 17.500
                            ============================================


(17)   Deferred Compensation

The Bank entered into a deferred compensation agreement with its President on October 20, 1994. The agreement provides supplemental retirement benefits to the President. The expense associated with this agreement is included in salary and benefits expense.(See Note 20.)

(18)  Fair Value of Financial Instruments

The following methods and assumptions were used by the Bank in estimating the fair value of financial instruments for disclosure purposes.

(A) CASH AND DUE FROM BANKS, FEDERAL FUNDS SOLD AND SHORT-TERM INVESTMENTS

The carrying amount reported in the balance sheets for cash and short-term instruments at December 31, 1995 and 1994 approximates fair value.

(B) INVESTMENT SECURITIES

Fair values for investment securities are based on quoted market prices, where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments.

(C)  LOANS

Fair value for certain homogeneous categories of loans such as residential mortgages, is estimated using the quoted market values for securities backed by similar loans. The fair value of other types of loans is calculated by discounting the estimated future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.

(D) DEPOSIT LIABILITIES

The carrying amounts of demand deposits and savings accounts at December 31, 1995 and 1994 approximate fair value at the reporting date. Fair values for certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently offered on certificates to a schedule of aggregated expected quarterly maturities.

(E)  BORROWINGS

The carrying amounts of customer repurchase agreements at December 31, 1995 and 1994 approximate fair value. Fair values for FHLB borrowings are estimated using the rates currently offered for borrowings of similar remaining maturities.

The estimated fair value of the bank's financial instruments is as follows:

                                     December 31, 1995               December 31, 1994
                                  Carrying          Fair          Carrying          Fair
                                   Amount          Value           Amount          Value
                                  -----------------------------------------------------------

Financial Assets -
 Cash and due from banks and
 federal funds sold              $  16,741,725   $ 16,741,725     $ 12,678,998    $ 12,678,998
 Short term investments              1,000,000      1,000,000        1,000,000       1,000,000
 Investments held-to maturity       33,690,874     33,013,938       33,391,088      31,016,068
 Investments available-for-sale     47,419,461     47,419,461       50,137,608      50,137,608
 Loans                             164,403,936    166,030,043      139,755,002     137,930,779

Financial Liabilities -
 Deposit liabilities               220,748,345    220,772,654      205,528,316     205,199,485
 Borrowed funds                      3,098,102      3,100,788        4,098,102       4,098,102
 Customer repurchase agreements     28,391,323     28,391,323       19,212,121      19,212,121


(19) Noninterest Expenses

The components of other on-interest expense for the years ended December 31, 1995, 1994 and 1993 is as follows:

                                         1995          1994           1993
                                    -----------------------------------------
Data processing                     $  791,075     $  585,707     $  515,219
FDIC insurance                         244,792        443,998        422,405
Legal, accounting and audit            271,342        252,503        204,445
Advertising and Public Relations       384,973        282,595        195,594
Other                                1,462,095      1,226,843      1,194,218
                                    -----------------------------------------
                                    $3,154,277     $2,791,646     $2,531,881

(20) Merger with Chittenden Corporation

On September 19, 1995, the Bank entered into an Agreement and Plan of Reorganization (the Merger Agreement ) with Chittenden Corporation (CC), a Vermont corporation and registered bank holding company. The merger was consummated on February 29, 1996. As consideration for the merger, each outstanding share of the Bank s common stock was converted into 1.2 shares of CC common stock. In connection with the merger the Bank incurred certain investment, banking, legal, accounting and compensation expenses during 1995 of $1,703,430. Of this amount, approximately $1,100,000 relates to the change in control provisions of the deferred compensation agreement (See Note 17).
Certain additional merger expenses totaling aproximately $49,000 were incurred during 1996.

(b) Pro Forma Financial Information

PRO FORMA FINANCIAL DATA

The unaudited pro forma condensed consolidated balance sheet has been prepared to reflect the Merger of Flagship Bank and Trust Company ("Flagship") with and into Chittenden Acquisition Bank ("CAB"), a wholly-owned subsidiary of Chittenden Corporation ("CC"), using the "pooling of interests" method of accounting assuming the merger had occurred on December 31, 1995. Under the "pooling of interests" method of accounting, the recorded amount of assets and liabilities of CC and Flagship will be combined at the Effective Time and carried forward at their previously recorded amounts and the stockholders' equity accounts of CC and Flagship will be combined on CC's consolidated balance sheet. Income and other financial statements of CC issued after the Effective Time will be restated retroactively to reflect the consolidated operations of CC and Flagship as if CC and Flagship have always been combined.

The unaudited pro forma condensed statements of operations present the results of operations of CC and Flaghip for the years ended December 31, 1995, 1994 and 1993, assuming the merger had been effective on January 1, 1993. The pro forma financial statements reflect the exchange of Flagship shares of Common Stock for CC Common Stock in connection with the merger at 1.2 shares of CC for each share of Flagship. This unaudited pro forma financial data should be read in conjunc-tion with the consolidated historical financial statements of Flagship and CC, including the respective notes thereto.

The unaudited pro forma condensed statements of operations for the years ended December 31, 1995 and 1994 include the results of operations of BWM assuming the acquisition of BWM had occurred at January 1, 1994. Because the BWM transaction was consummated March 17, 1995, the BWM results of operations after that date are included in the CC historical income statement data for the year ended December 31, 1995.

The pro forma financial data are for information purposes only and are not necessarily indicative of the results of future operations of the merged entity or the actual results that would have been achieved had the merger been consummated prior to the periods indicated. Moreover, the pro forma condensed financial statements reflect preliminary pro forma adjustments made to combine Flagship with CC utilizing the "pooling of interests" method of accounting.

                              CHITTENDEN CORPORATION
                         PRO FORMA CONDENSED BALANCE SHEET
                                December 31, 1995
                              (Dollars in Thousands)
                                    (Unaudited)

                                    CC         Flagship     Pro Forma     Pro
                               (Historical)  (Historical)  Adjustments   Forma
                               -------------------------------------------------
                                                              DR(CR)
ASSETS
Cash and Cash Equivalents            179399         17742          -     197141
Investment Securities
 Available for Sale                  232128         46190          -     278318
Investment Securities Held
 for Investment                        9473         33691          -      43164
Loans                               1041476        167373          -    1208849
  Allowance for Loan Losses          -24849         -2969          -     -27818
                               -------------------------------------------------
   Net Loans                        1016627        164404          -    1181031
Premises and Equipment                18720          6314          -      25034
Intangibles                           11514             -          -      11514
Other Assets                          53220          5229          -      58449
                               -------------------------------------------------
   Total Assets                     1521081        273570          -    1794651
                               =================================================
LIABILITIES AND STOCKHOLDERS'
EQUITY
Liabilities:
 Total Deposits                     1338460        220748          -    1559208
 Borrowings                           22927         32974          -      55901
 Other Liabilities                    22960          2633          -      25593
                               -------------------------------------------------
  Total Liabilities                 1384347        256355          -    1640702

Stockholders' Equity:                                         3133 (1)
 Common Stock-Par Value                8574          3133    -1303 (1)     9877

 Surplus                              59326         11970    -3133 (1)    73004
                                                              1303 (1)
                                                               122 (1)
Retained Earnings                     72168          2168          -      74336
Security Valuation Allowance,
 Net of Taxes                           702            66          -        768
Treasury Stock, at Cost               -3967          -122     -122 (1)    -3967
Unearned Portion of Employee
 Restricted Stock                       -69             -          -        -69
                               -------------------------------------------------
  Total Stockholders' Equity         136734         17215          -     153949
                               -------------------------------------------------
  Total Liabilities and
   Stockholders' Equity             1521081        273570          _    1794651
                               =================================================

See Notes to Pro Forma Condensed Financial Statements

                             CHITTENDEN CORPORATION
                  PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                     For the Year Ended December 31, 1995
                  (Dollars in Thousands, Except Share Data)
                                  (Unaudited)
                                                                          Pro
                                                             Pro         Forma
                                                            Forma         CC-
                                   CC        Flagship   Adjustments    Flagship
                              (Historical) (Historical)    DR(CR)      Subtotal
                              --------------------------------------------------
Interest Income:
 Interest and Fees on Loans           96569        14733         -       111302
 Interest and Dividends on
  Securities                          16765         5134         -        21899
 Other                                 1914          203         -         2117
                              --------------------------------------------------
   Total Interest Income             115248        20070         -       135318

Interest Expense:
 Deposits                             47381         5423         -        52804
 Other                                 2441         1395         -         3836
                              --------------------------------------------------
   Total Interest Expense             49822         6818         -        56640
                              --------------------------------------------------
Net Interest Income Before
 Provision for Possible
 Loan Losses                          65426        13252         -        78678
Provision for Possible
 Loan Losses                           3950         1050         -         5000
                              --------------------------------------------------
Net Interest Income After
 Provision for Possible
 Loan Losses                          61476        12202         -        73678

Noninterest Income                    29977         1303         -        31280
Noninterest Expenses                  60805        10896     -1842 (2)    69859
                              --------------------------------------------------
Income (Loss) Before Income
 Taxes                                30648         2609     -1842        35099
Provision (Benefit) for Income
 Taxes                                 9763         1363       261(2)     11387
                              --------------------------------------------------
Net Income (Loss)                     20885         1246     -1581        23712
                              ==================================================
Weighted Average Common
 and Common Equivalent
 Shares Outstanding                 8276081                             9667785

Earnings Per Share
 Fully Diluted                         2.52                                2.45
 Primary                               2.53                                2.45

                           CHITTENDEN CORPORATION
                 PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                    For the Year Ended December 31, 1995
                 (Dollars in Thousands, Except Share Data)
                           (Unaudited, continued)

                                              Purchase
                                             Accounting
                                    BWM      Adjustments     Pro
                               (Historical)   DR(CR)(4)     Forma
                              ---------------------------------------
Interest Income:
 Interest and Fees on Loans            3185          18      114469
 Interest and Dividends on
  Securities                            503           -       22402
 Other                                    -           -        2117
                              ---------------------------------------
   Total Interest Income               3688          18      138988

Interest Expense:
 Deposits                              1272        -469       53607
 Other                                  277           -        4113
                              ---------------------------------------
   Total Interest Expense              1549        -469       57720
                              ---------------------------------------
Net Interest Income Before
 Provision for Possible
 Loan Losses                           2139        -451       81268
Provision for Possible
 Loan Losses                           1200           -        6200
                              ---------------------------------------
Net Interest Income After
 Provision for Possible
 Loan Losses                            939        -451       75068

Noninterest Income                       76           -       31356
Noninterest Expenses                   1730         144       71733
                              ---------------------------------------
Income (Loss) Before Income
 Taxes                                 -715        -307       34691
Provision (Benefit) for Income
 Taxes                                 -243         162       11045
                              ---------------------------------------
Net Income (Loss)                      -472        -145       23646
                              =======================================
Weighted Average Common
 and Common Equivalent
 Shares Outstanding                                         9828964 (6)

Earnings Per Share
 Fully Diluted                                                 2.41
 Primary                                                       2.41

See Notes to Pro Forma Condensed Financial Statements


                             CHITTENDEN CORPORATION
                  PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                     For the Year Ended December 31, 1994
                  (Dollars in Thousands, Except Share Data)
                                  (Unaudited)

                                                          Pro Forma
                                                             CC-
                                    CC        Flagship     Flagship       BWM
                               (Historical) (Historical)   Subtotal (Historical)
                               -------------------------------------------------
Interest Income:
 Interest and Fees on Loans           71055        11257       82312      13218
 Interest and Dividends on
  Securities                          12993         4425       17418       2174
 Other                                  882          687        1569         19
                               -------------------------------------------------
   Total Interest Income              84930        16369      101299      15411

Interest Expense:
 Deposits                             29225         4210       33435       5625
 Other                                 1800          726        2526        303
                               -------------------------------------------------
   Total Interest Expense             31025         4936       35961       5928
                               -------------------------------------------------
Net Interest Income Before
 Provision for Possible
 Loan Losses                          53905        11433       65338       9483
Provision for Possible
 Loan Losses                           4300         1200        5500       1410
                               -------------------------------------------------
Net Interest Income After
 Provision for Possible
 Loan Losses                          49605        10233       59838       8073

Noninterest Income                    23525         1583       25108        568
Noninterest Expenses                  49867         7818       57685       6235
                               -------------------------------------------------
Income Before Income Taxes            23263         3998       27261       2406
Provision (Benefit) for Income
 Taxes                                 7726         1498        9224        992
                               -------------------------------------------------
Net Income                            15537         2500       18037       1414
                               =================================================
Weighted Average Common
 and Common Equivalent
 Shares Outstanding                 7879826                  9178346

Earnings Per Share
 Fully Diluted                         1.97                     1.97
 Primary                               1.97                     1.97


                        CHITTENDEN CORPORATION
             PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                For the Year Ended December 31, 1994
             (Dollars in Thousands, Except Share Data)
                        (Unaudited, continued)

                                 Purchase
                                Accounting
                                Adjustments      Pro
                                 DR(CR)(5)      Forma
                              --------------------------
Interest Income:
 Interest and Fees on Loans          -551        96081
 Interest and Dividends on
  Securities                            -        19592
 Other                                  -         1588
                              --------------------------
   Total Interest Income             -551       117261

Interest Expense:
 Deposits                             686        39746
 Other                                  -         2829
                              --------------------------
   Total Interest Expense             686        42575
                              --------------------------
Net Interest Income Before
 Provision for Possible
 Loan Losses                          135        74686
Provision for Possible
 Loan Losses                            -         6910
                              --------------------------
Net Interest Income After
 Provision for Possible
 Loan Losses                          135        67776

Noninterest Income                      -        25676
Noninterest Expenses                 1228        65148
                              --------------------------

Income Before Income Taxes           1363        28304
Provision (Benefit) for Income
 Taxes                               -383         9833
                              --------------------------
Net Income                            980        18471
                              ==========================
Weighted Average Common
 and Common Equivalent
 Shares Outstanding                            9962752 (6)

Earnings Per Share
 Fully Diluted                                    1.85
 Primary                                          1.85


See Notes to Pro Forma Condensed Financial Statements

                              CHITTENDEN CORPORATION
                   PRO FORMA CONDENSED STATEMENTS OF OPERATIONS
                       For the Year Ended December 31, 1993
                     (Dollars in Thousands, Except Share Data)
                                  (Unaudited)

                                                            Pro Forma
                                    CC         Flagship    Adjustments    Pro
                               (Historical)  (Historical)     DR(CR)     Forma
                              --------------------------------------------------
Interest Income:

 Interest and Fees on Loans           69979         10054          -     80033
 Interest and Dividends on
  Securities                           9557          3691          -     13248
 Other                                  267           341          -       608
                              --------------------------------------------------
 Total Interest Income                79803         14086          -     93889

Interest Expense:
 Deposits                             27870          4285          -     32155
 Other                                 1704           536          -      2240
                              --------------------------------------------------
  Total Interest Expense              29574          4821          -     34395
                              --------------------------------------------------
Net Interest Income Before
 Provision for Possible Loan
 Losses                               50229          9265          -     59494
Provision for Possible Loan
 Losses                                6600          1535          -      8135
                              --------------------------------------------------
Net Interest Income After
 Provision for Loan Losses            43629          7730          -     51359

Noninterest Income                    24308          2268          -     26576
Noninterest Expenses                  51097          7426          -     58523
                              --------------------------------------------------

Income Before Income Taxes            16840          2572          -     19412
Provision for Income Taxes             5243           667          -      5910
                              --------------------------------------------------
Income Before Cumulative
 Effect of Change in
 Accounting Principle                 11597          1905          -     13502
Cumulative Effect of Change
 in Accounting Principle               -575             -       -575 (3)     -
                              --------------------------------------------------
Net Income                            11022          1905       -575     13502
                              ==================================================
Weighted Average Common and
 Common Equivalent Shares
 Outstanding                        7759357                            9051637
Earnings Per Share
 Before Cumulative Effect of
  Change in Accounting
  Principle                            1.50
 Cumulative Effect of Change
  in Accounting Principle              -.08
 Fully Diluted                         1.42                               1.43
 Primary                               1.42                               1.43

See Notes to Pro Forma Condensed Financial Statements

                             CHITTENDEN CORPORATION
                NOTES TO PRO FORMA CONDENSED FINANCIAL STATEMENTS

NOTES RELATED TO THE MERGER OF CC AND FLAGSHIP:

NOTE 1.

     To adjust the stockholders' equity accounts for the conversion of each share of Flagship common stock into 1.2 shares of Chittenden common stock.

         Flagship shares                                         1,085,600
                                                                      *1.2
                                                                 ---------
         Chittenden shares                                       1,302,720
                                                                 =========
NOTE 2.

     To record the reversal of professional and other costs incurred in connection with the merger included in the historical amounts for the year ended December 31, 1995; and to record the reversal of the income tax benefit related to those transaction costs expected to be deductible for income tax purposes.

NOTE 3.

     To reflect elimination of nonrecurring cumulative effect of change in accounting principle resulting from CC's adoption of SFAS No. 109, Accounting for Income Taxes, during 1993.


NOTES RELATED TO THE MERGER OF CC AND BWM:

     On March 17, 1995, the Company acquired all of the outstanding shares of the common stock of BWM. CC issued 784,406 shares at a price of $18.20; 408,594 of the shares issued were treasury stock. The total cash outlay, including payments made with respect to outstanding stock options and warrants issued by BWM, was $12.1 million. This transaction has been accounted for as a purchase and, accordingly the consolidated financial statements of CC include BWM and its operations since the date of acquisition.

     In accordance with the purchase method of accounting, the purchase price was allocated to assets acquired and liabilities assumed based on estimates of fair value at the date of acquisition. The excess of purchase price over the fair value of assets acquired, including an identifiable core deposit intangible asset of approximately $5,021,000, has been recorded as goodwill of approximately $7,123,000. Goodwill is being amortized on a straight-line basis over 15 years; the core deposit intangible is being amortized on an accelerated basis over 10 years.

     The purchase accounting adjustments shown in Note 4 reflect the purchase accounting entries which would have been recorded during the year ended December 31, 1995 had the acquisition of BWM occurred on January 1, 1994, net of the actual purchase accounting entries recorded in CC's historical results of operations since the March 17, 1995 acquisition date.

     The purchase accounting adjustments shown in Note 5 reflect the purchase accounting entries which would have been recorded during the year ended December 31, 1994 had the acquisition of BWM occurred on January 1, 1994.

NOTE 4.

     To record purchase accounting adjustments for the year ended December 31, 1995:
                                                                        000's
                                                                      ------
      Accretion of fair value adjustment - loans                      $  (18)
      Amortization of fair value adjustment - deposits                   469
      Amortization of core deposit intangible                            (75)
      Amortization of goodwill                                           (69)
      Income tax effect                                                 (162)
                                                                      ------
                                                                      $  145
                                                                      ======
NOTE 5.

     To record purchase accounting adjustments for the year ended December 31, 1994:
                                                                        000's
                                                                      -----
      Accretion of fair value adjustment - loans                      $ 551
      Amortization of fair value adjustment - deposits                 (686)
      Amortization of core deposit intangible                          (753)
      Amortization of goodwill                                         (475)
      Income tax effect                                                 383
                                                                      -----
                                                                      $(980)
                                                                      ======
NOTE 6.

     The Pro Forma weighted average common and common equivalent shares outstanding as of December 31, 1995 and 1994 include an additional 161,179 and 784,406 shares respectively to reflect the acquisition of BWM as of January 1, 1994. The 1995 CC weighted average common and common equivalent shares outstanding include the issuance of the 784,406 shares from the March 17, 1995 acquisition date.

(c)  Exhibit

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 8-K/A, into the Company's previously filed Registration Statement File No. 33-1229.

                                                ARTHUR ANDERSEN LLP

Boston, Massachusetts
May 1, 1996

                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHITTENDEN CORPORATION
(Registrant)

BY:  S/ F. SHELDON PRENTICE
     -----------------------
        F. Sheldon Prentice, Esq.
        Secretary

DATE:   May 3, 1996